EXHIBIT 18
                                 FOLEY & LARDNER
                                ATTORNEYS AT LAW

                                  ONE IBM PLAZA
                                   SUITE 3300
                             330 NORTH WABASH AVENUE
                          CHICAGO, ILLINOIS 60611-3608
                            TELEPHONE (312) 745-1900
                            FACSIMILE (312) 755-1925


   VIA FACSIMILE

   David M. Muchnikoff, Esq.
   Silver Freedman & Taff
   1100 New York Avenue, N.W.
   Suite 700
   Washington, D.C. 20005-3934

   Dear Mr. Muchnikoff:

        This will confirm our telephone conversation of today wherein I requested on behalf of LaSalle/Kross Partners, L.P. that a copy of the stockholder of record list be provided to us immediately through the record date June 6, 1997. You confirmed that while your client did not have a copy of the list in its possession, that you would instruct the transfer agent to overnight the list to us for our review. In addition to the stockholder list, please provide the following materials, all of which should be in the possession of Permanent or one of its agents:

        1.   The Pershing/DLJ omnibus proxy list;
        2.   The Philadep omnibus proxy list;
        3. Any other omnibus proxies produced by ADP for client banks or brokers, listing among other things any respondent positions;
        4. Any omnibus proxy produced by Bank of New York, or any other bank or broker, listing among other things any respondent positions; and
        5. Any record date information provided by ADP relative to the shares held for their clients, and the number of holders at each of their client firms holding Permanent Bancorp shares.

        Please express mail the above information to the attention of Richard
   J. Nelson, LaSalle/Kross Partners, L.P., Suite 500, 350 E. Michigan Avenue, Kalamazoo, Michigan, 49007, for delivery June 24, 1997.


                                 Sincerely,

                                 /s/ Phillip M. Goldberg

                                 Philip M. Goldberg


   PMB/acb

   cc:  Richard J. Nelson, via fax